EXHIBIT 16.1
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November 24, 2004



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statements made by The Penn Traffic Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of The Penn Traffic Company's Form 8-K report dated March 25, 2004. We agree with the statements concerning our Firm in such Form 8-K.

                                    Very truly yours,

                                /s/ PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers LLP